Exhibit 99.1

Amedisys Hosting Investor Update Conference Call

BATON ROUGE, Louisiana (July 12, 2010) - Amedisys, Inc. (NASDAQ: “AMED”), one of America’s leading home health and hospice nursing companies, today announced that we will host a conference call with the investment community on Tuesday, July 13, 2010 at 9:00 a.m. ET to discuss preliminary results for the second quarter of 2010 and update the market on the status of the Senate Finance Committee inquiry and Securities and Exchange Commission investigation.

We currently believe that our second quarter net income will be approximately $1.12 per share. These results include nonrecurring costs of 17 cents per share primarily associated with realignment of operations, and the Senate Finance Committee and SEC investigations; $3.5 million or 7 cents per share we received from CMS under their pay for performance demonstration program and a reversal of the first quarter corporate bonus accrual which amounted to 7 cents per share. The net effect of these items on reported earnings per share was a reduction of approximately 3 cents per share.

To participate in the conference call, please dial 800-723-6604 (Toll free) or 785-830-7977 (Toll) a few minutes before 9:00 a.m. ET. A replay of the conference call will be available through July 20, 2010. The replay dial in number is 888-203-1112 (Toll free) or 719-457-0820 (Toll). The replay pin number is 3314234.

The call will also be available through our website on our Investor Relations page at the following web address:

http://www.amedisys.com/investors

Amedisys, Inc. (the “Company”) is headquartered in Baton Rouge, Louisiana. Our common stock trades on the NASDAQ Global Select Market under the symbol “AMED”.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect”, “anticipate” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Many of the factors that could cause or contribute to such differences are described in the Company’s periodic reports and registrations statements filed with the Securities and Exchange Commission, and include, but are not limited to the following: general economic and business conditions, changes in or failure to comply with existing regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical reimbursement levels, ability to complete acquisitions announced from time to time, and any financing related thereto, the ability to meet debt service requirements and to comply with covenants in debt agreements, adverse changes in federal and state laws relating to the health care industry, demographic changes, availability and terms of capital, ability to attract and retain qualified personnel, ongoing development and success of new start-ups, ability to successfully integrate newly acquired agencies, changes in estimates and judgments associated with critical accounting policies, business disruption due to natural disasters or acts of terrorism, changes in or developments with respect to any litigation or investigation relating to the Company, including the Senate Finance Committee inquiry and the Securities and Exchange Commission investigation, and various other matters, many of which are beyond management’s control. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Our company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding our Company is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We also use our website to expedite public access to time-critical information regarding our Company in advance of or in lieu of distributing a press release or a filing with the Securities and Exchange Commission (“SEC”) disclosing the same information. Therefore, investors should look to the Investor Relations subpage of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website. In addition, we make available on the Investor Relations subpage of our website (under the link “SEC filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct and the charters for the Audit, Compensation and Nominating and Governance Committees of our Board are also available on the Investor Relations subpage of our website (under the link “Corporate Governance”).

Contact:	For Investors:	For Media:
	Amedisys, Inc.	Amedisys, Inc.
	Director of Investor Relations	Senior Vice President Marketing & Communications
	Kevin B. LeBlanc	Jacqueline Chen Valencia
	225.298.6391	225.295.9688
	kleblanc@amedisys.com	jacqueline.chen@amedisys.com

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